Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and our report dated August 10, 2011 filed herewith in the Registration Statement (Form N-1A) of the Mairs and Power Funds Trust filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-174574).

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota

August 10, 2011